Exhibit 21

SUBSIDIARIES AND AFFILIATES
Company	Jurisdiction of Incorporation	Ownership Interest
Adantech Industria e Comercio de Metal, Borracha e Friccao Ltds. EPP Brazil.	Itupeva, Sao Paulo, Brazil	100%
Akapp-Stemmann BV	Ede, Netherlands	100%
Austbreck Pty, Ltd.	Hallam, Victoria, Australia	100%
Barber Steel Castings, Inc.	Rothbury, Michigan	100%
Barber Steel Foundry Corp.	Rothbury, Michigan	100%
Barber Tian Rui Railway Supply LLC	Park Ridge, IL	50%
Bearward Limited	Northampton, UK	100%
Bearward Engineering Limited	Northampton, UK	100%
Becorit GmbH	Recklinghausen,Germany	100%
Beijing Wabtec Huaxia Technology Company Ltd.	Beijing, China	100%
Brecknell Willis & Co., Ltd.	Char, Somerset, UK	100%
Brecknell Willis Composites, Ltd	Char, Somerset, UK	100%
Brecknell Willis (Tianjin) Electrification Systems, Co., Ltd	TianJin, China	100%
Brecknell Willis Stemmann (Tianjin) Electrification Systems, Co., Ltd	TianJin, China	100%
CoFren S.A.S.	Vierzon, France	100%
CoFren S.r.l.	Avellino, Italy	100%
Coleman Hydraulics Limited	Burton-on-Trent, UK	100%
Coleman Manufacturing Limited	Burton-on-Trent, UK	100%
Coleman UK Group Limited	Burton-on-Trent, UK	100%
Dia-Frag Industria e Comercio de Motopecas Ltda.	Monte Alto, Brazil	100%
Durox Company	Strongville, Ohio	100%
Envirotech Research Limited	Burton-on-Trent, UK	100%
Evand Pty Ltd.	Wetherill Park, NSW, Australia	100%
FIP Brakes South Africa (Proprietary) Limited	Johannesburg, South Africa	70%
F.I.P. Pty Ltd.	Sydney, Australia	100%
Fandstan Electric BV	Ede, Netherlands	100%
Fandstan Electric Group, Ltd.	London, UK	100%
Fandstan Electric Systems Pty, Ltd.	Gujarat, India	100%
Fandstan Electric Systems, Ltd.	London, England	100%
Fandstan Electric, Inc.	Piedmont, South Carolina	100%
Fandstan Electric, Ltd.	London, UK	100%
FW Acquisition LLC	Wilmington, Delaware	100%
G&B Specialties, Inc.	Berwick, Pennsylvania	100%
GBI USA Holdings, Inc.	Reno, Nevada	100%
GT Advanced Engineering and Technologies, Ltd.	Shanghai, China	100%
GT Engineering & Associates, Ltd.	Hong Kong, China	100%
Hubei Dengfeng Unifin Electrical Equipment Cooling System Co., Ltd.	Daye City, Hubei, China	60%
Hunan CSR Wabtec Railway Transportation Technology Co. Ltd.	Changsha, Hunan, China	50%
InTrans Engineering Limited	Kolkata, West Bengal, India	100%
IP09 RCL Corporation	Wilmington, DE	100%
J. & D. Gears Limited	Barton Under Needwood, England	100%
Keelex 351 Limited	Barton Under Needwood, England	100%
LH Access Technology Limited	Barton Under Needwood, England	100%
LH Group Holdings Limited	Barton Under Needwood, England	100%
LH Group Services Limited	Barton Under Needwood, England	100%

Company	Jurisdiction of Incorporation	Ownership Interest
LH Group Wheelsets Limited	Barton Under Needwood, England	100%
LH Plant (Burton) Limited	Barton, United Kingdom	100%
Longwood Elastomers, Inc.	Wytheville, Virginia	100%
Longwood Elastomers, S.A.	Soria, Spain	100%
Longwood Engineered Products, Inc.	Greensboro, North Carolina	100%
Longwood Industries, Inc.	Brenham, Texas	100%
Longwood International, Inc.	Greensboro, North Carolina	100%
LWI Elastomers International, S.L.	Madrid, Spain	100%
LWI International B.V.	Amsterdam, Netherlands	100%
Medagao (Suzhou) Rubber-Metal Components Co., Ltd	Suzhou, Jiangsu, China	100%
Metalocaucho, S.L.	Urnieta, Gipuzkoa, Spain	100%
Mors Smitt BV	Utrecht, Netherlands	100%
Mors Smitt France S.A.S.	Sable sur Sarthe, France	100%
Mors Smitt Holding S.A.S.	Utrecht, Netherlands	100%
Mors Smitt Netherlands BV	Utrecht, Netherlands	100%
Mors Smitt Technologies, Inc.	Buffalo Grove, IL	100%
Mors Smitt UK Ltd.	West Midlands UK	100%
MorsSmitt Asia, Ltd.	Kwun Tong, Hong Kong	100%
MotivePower, Inc.	Boise, ID	100%
MTC India Rubber Metal Components Private Limited	Bangalore, India	100%
Napier Turbochargers (Holdings) Limited	Lincoln, Lincolnshire, UK	100%
Napier Turbochargers Australia Pty Ltd.	Sydney, NSW, Australia	100%
Napier Turbochargers Limited	Lincoln, Lincolnshire, UK	100%
Orion Engineering Ltd	Hong Kong, China	100%
Parts Supply Limited	Leicestershire, England	100%
Poli S.r.l.	Camisano, Italy	100%
Railroad Controls, L.P	Benbrook, TX	100%
Railroad Friction Products Corporation	Maxton, NC	100%
RCL, L.L.C.	Benbrook, TX	100%
RCLP Acquisition LLC	Benbrook, TX	100%
Relay Monitoring Systems Pty Ltd	Mulgrave, Australia	100%
RFPC Holding Corporation	Wilmington, Delaware	100%
Ricon Acquisition Corp.	San Fernando, California	100%
Ricon Corp.	San Fernando, California	100%
Saipecort, S.L	Urnieta, Guipuzcoa, Spain	100%
Sanhe Wabtec Railway Brake Technology Co., Ltd.	Sanhe City, China	100%
Schaefer Equipment, Inc.	Warren, Ohio	100%
SCT Europe Ltd.	Kirkcaldy, Fife, UK	100%
SCT Technology LLC	Wilmington, Delaware	100%
Shenyang CNR Wabtec Railway Brake Technology Company, Ltd.	Shenyang, China	50%
Standard Car Truck Company	Park Ridge, IL	100%
Standard Car Truck-Asia, Inc.	Chaoyang District, Beijing	100%
Stemmann Technik France SAS	Buchelay, France	100%
Stemmann-Technik GmbH	Schüttorf, Germany	100%
Stemmann Technik Nederland BV	Rijnsburg, Netherlands	100%

Company	Jurisdiction of Incorporation	Ownership Interest
Stemmann Polska SP Zoo	Katy Wroclawskie, Poland	100%
TP (Powder Coating) Limited	Barton Under Needwood, England	100%
TransTech of SC, Inc.	Piedmont, South Carolina	100%
The Hunslet Engine Company Limited	Burton on Trent, England	100%
Turbonetics Holdings, Inc.	Moorpark, CA	100%
Vapor Europe S.r.l.	Sassuolo, Modena, Italy	100%
Vapor Rail Kapi Sistemleri Ticaret Ve Hizmetleri Limited Sirketi	Istanbul, Turkey	54%
Vapor Ricon Europe Ltd.	Loughborough, Leicestershire, UK	100%
Wabtec Assembly Services S. de R.L. de C.V.	San Luis Potosi, Mexico	100%
Wabtec Australia Pty. Limited	Rydalmere, Australia	100%
Wabtec (Beijing) Corporate Management Co. Ltd.	Beijing, Fengtai District, China	100%
Wabtec Brasil Fabricacoa Manutencao de Equipamentos Ferroviarios Ltda	Juiz de For a, Brazil	100%
Wabtec Corporation	Wilmerding, Pennsylvania	100%
Wabtec Canada, Inc.	Ontario, Canada	100%
Wabtec China Friction Holding Limited	Hong Kong, China	100%
Wabtec China Rail Products & Services Holding Limited	Hong Kong, China	100%
Wabtec Coöperatief UA	Amsterdam, Netherlands	100%
Wabtec Control Systems Pty Ltd	Osborne Park, WA, Australia	100%
Wabtec de Mexico, S. de R.L. de C.V.	San Luis Potosi, Mexico	100%
Wabtec Equipamentos Ferroviarios Ltda.	Sao Paulo, Brazil	100%
Wabtec Europe GmbH	Brunn am Gebirge, Austria	100%
Wabtec FRG GmbH	Recklinghausen, Germany	100%
Wabtec FRG Holdings GmbH & Co. KG	Recklinghausen, Germany	100%
Wabtec Finance LLC	Wilmington, Delaware	100%
Wabtec Transportation Technology (Hangzhou) Company, Ltd.	Xinwan Town. China	100%
Wabtec Holding Corp.	Wilmington, Delaware	100%
Wabtec India Transportation Private Limited	Kolkata, India	100%
Wabtec International, Inc.	Wilmington, Delaware	100%
Wabtec Investments Limited LLC	Wilmington, Delaware	100%
Wabtec Jinxin (Wuxi) Heat Exchanger Co., Ltd.	Wuxi City, China	85%
Wabtec MZT Poland Sp. Z.o.o.	Poznan, Poland	87%
Wabtec MZT AD Skopje	Skopje, Macedonia	87%
Wabtec Manufacturing Mexico S. de R.L. de C.V.	San Luis Potosí, Mexico	100%
Wabtec Rail Limited	Doncaster, S.Yorkshire, UK	100%
Wabtec Rail Scotland Limited	Kirkcaldy, Fife, Scotland	100%
Wabtec Railway Electronics Corporation	Halifax, Nova Scotia, Canada	100%
Wabtec Railway Electronics Holdings, LLC	Wilmington, Delaware	100%
Wabtec Railway Electronics Manufacturing, Inc	Wilmington, Delaware	100%
Wabtec Railway Electronics, Inc	Wilmington, Delaware	100%
Wabtec Rus LLC	Moscow, Russia	100%
Wabtec Servicios Administrativos, S.A. de C.V.	San Luis Potosi, Mexico	100%
Wabtec South Africa Proprietary Limited	Kempton Park , South Africa	70%
Wabtec Texmaco Rail Private Limited	Kolkata, India	60%
Wabtec UK Holdings Limited	Staffordshire, England	100%
Wabtec UK Investments Limited	Manchester, England	100%

Company	Jurisdiction of Incorporation	Ownership Interest
Wabtec UK Management Limited	Manchester, England	100%
Wabtec-UWC Ltd	Limassol, Cyprus	51%
Westinghouse Railway Holdings (Canada) Inc.	Toronto, Ontario, Canada	100%
Wilmerding International Holdings C.V.	Amsterdam, Netherlands	100%
Xorail LLC	Wilmington, Delaware	100%
Xorail, Inc.	Jacksonville, Florida	100%
Young Touchstone Company	Oak Creek, Wisconsin	100%
Zhongshan MorsSmitt Relay Ltd.	Zhongshan, China	100%